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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2026

ERIE INDEMNITY COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place,	Erie,	Pennsylvania	16530
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	814	870-2000

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock,	stated value $0.0292 per share	ERIE	NASDAQ Stock Market, LLC
(Title of each class)		(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2026, Erie Indemnity Company (the “Company”) issued a press release announcing that Timothy G. NeCastro, the Company’s President and Chief Executive Officer, will retire on December 31, 2026 and the Board of Directors of the Company will initiate a search to identify a new President and Chief Executive Officer.

Mr. NeCastro has been the Chief Executive Officer of the Company since 2016 and an employee of the Company for 30 years. He has served in a variety of senior leadership positions, including in internal audit, finance, product and policy services, and regional field operations.

Item 8.01 Other Events.

On February 20, 2026 the Company issued a press release announcing Mr. NeCastro’s planned retirement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated February 20, 2026
Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

February 20, 2026	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: EVP, Secretary & General Counsel